UNITED STATES
                           SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported): March 8, 2004

                                BCB Bancorp, Inc.
             -----------------------------------------------------
             (Exact name of registrant as specified in its charter)


     New Jersey                     0-50275                     26-0065262
---------------------           ----------------              -------------
(State or other jurisdiction    (SEC File Number)            (I.R.S. Employer
        of incorporation)                                   Identification No.)

                   104-110 Avenue C, Bayonne, New Jersey 07002
                    (Address of principal executive offices)

       Registrant's telephone number, including area code: (201) 823-0700


                                 Not Applicable
    -------------------------------------------------------------------------
          (Former name or former address, if changed since last report)

                           CURRENT REPORT ON FORM 8-K


Item 6.   Resignation of Registrant's Directors

          By letter dated March 8, 2004, Directors Donald Cymbor, Phyllis Garelick, Kenneth Poesl and Joseph Tagliareni stated that each would decline to stand for re-election to the Board of Directors at the 2004 Annual Meeting of Stockholders. In their letter to the Board of Directors dated March 8, 2004, directors Cymbor, Garelick, Poesl and Tagliareni stated that each would decline to stand for reelection as nominees of the Board of Directors, claiming that they believed the Board acted arbitrarily regarding its consideration of Board matters relating to strategic alternatives and disagreeing with the Board regarding the classification and composition of the Board.

          The Company strongly disagrees with the characterizations of Board actions contained in the March 8, 2004 letter and believes that the actions undertaken to date by the Board of Directors have been taken after deliberation and consideration of available information, and are believed to be in the best interests of the Company and its shareholders.

                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                           BCB Bancorp, Inc.


DATE:  March 11, 2004                 By:  /s/ Donald Mindiak
                                          ---------------------------
                                          Donald Mindiak
                                          President and Chief Executive Officer